Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-273427, 333-276259, 333-252670, 333-227349, 333-238928, 333-239495, and 333-248623), Form S-1 (File No. 333-221683, 333-230856, 333-232762, 333-235709, and 333-264870), and Form S-8 (File No. 333-227482, 333-228655, and 333-250097) of Kartoon Studios, Inc. and subsidiaries (f/k/a Genius Brands International, Inc.) of our report dated April 12, 2023, relating to the consolidated financial statements which appears in this Form 10-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Los Angeles, California
April 5, 2024